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
The Vantagepoint Funds
FYE 12/31/00
Attachment Filed in Response to Form N-SAR Sub-Item 77P
"Monthly Purchases, Redemptions, and Exchanges (000's omitted)"
                                        Exchanges               Exchanges
December                Purchases       In      Redemptions     Out     Purchases       Redemptions
Fund Name

All-Equity Growth         4411          0         3095          0         4411            3095
Long-Term Growth        122075          0       117166          0       122075          117166
Traditional Growth      141857          0       134423          0       141857          134423
Conservative Growth      77966          0        75226          0        77966           75226
Savings Oriented         48522          0        46215          0        48522           46215
Growth & Income           4616          0         1841          0         4616            1841
Equity Income             8647          0         1668          0         8647            1668
International             4058          0         2281          0         4058            2281
US Treasury               6677          0         1071          0         6677            1071
Income Preservation       4417          0          508          0         4417             508
Aggressive Opportunities 18931          0         6705          0        18931            6705
Core Bond                 4847          0         3196          0         4847            3196
Growth                   14227          0         9094          0        14227            9094
Overseas Equity Index      978          0         842           0          978             842
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